EXHIBIT 23


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8 (registration nos. 33-29009; 33-31885, as amended by 33-51525; and 33-51527).



                                         ARTHUR ANDERSEN LLP




Dallas, Texas,
March 29, 1995


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